Exhibit (16)

STATE STREET INVESTMENT TRUST
Standard Total Return Computations- One Year

Original Amt. Invested                     $1,000.00
Commission at 4.5%                            $45.00
Net Amount to Fund                           $955.00
Purchase price                                $72.97
Shares acquired                               13.088


             Beginning   Monthly               Reinvest    Shares     New      Month-end                  Monthly     Aggregate
 Month        Shares     Income    Dividend     Price    Purchased   Shares       NAV         ERV       Performance  Performance
01/31/88      13.088     0.0000     0.00       $75.28      0.000     13.088     $75.28        $985.23      -1.48        -1.48
02/29/88      13.088     0.0000     0.00       $78.47      0.000     13.088     $78.47      $1,026.98       4.24         2.70
03/31/88      13.088     0.4000     5.24       $74.30      0.070     13.158     $74.30        $977.64      -4.80        -2.24
04/30/88      13.158     0.0000     0.00       $74.62      0.000     13.158     $74.62        $981.85       0.43        -1.81
05/31/88      13.158     0.0000     0.00       $75.54      0.000     13.158     $75.54        $993.96       1.23        -0.60
06/30/88      13.158     0.4000     5.26       $78.65      0.067     13.225     $78.65      $1,040.14       4.65         4.01
07/31/88      13.225     0.0000     0.00       $78.16      0.000     13.225     $78.16      $1,033.66      -0.62         3.37
08/31/88      13.225     0.0000     0.00       $75.99      0.000     13.225     $75.99      $1,004.96      -2.78         0.50
09/30/88      13.225     0.4000     5.29       $78.39      0.067     13.292     $78.39      $1,041.99       3.68         4.20
10/31/88      13.292     0.0000     0.00       $79.79      0.000     13.292     $79.79      $1,060.60       1.79         6.06
11/30/88      13.292     0.0000     0.00       $77.92      0.000     13.292     $77.92      $1,035.75      -2.34         3.57
12/30/88      13.292     6.8500    91.05       $72.35      1.259     14.551     $72.35      $1,052.76       1.64         5.28


                                   For the year ending December 31, 1988:

                                   P(1 + T)(n) = ERV

                                   1000(1 + T)(12/12) = 1,052.76

                                   T = 5.28%

STATE STREET INVESTMENT TRUST
Nonstandardized Total Return Computation: One Year

Original Amt. Invested                     $1,000.00
Commission at 0.0%                             $0.00
Net Amount to Fund                         $1,000.00
Purchase price                                $72.97
Shares acquired                               13.704


             Beginning   Monthly               Reinvest    Shares      New      Month-end                   Monthly     Aggregate
 Month        Shares     Income    Dividend     Price    Purchased    Shares       NAV          ERV       Performance  Performance
01/31/88      13.704     0.0000     0.00        $75.28     0.000      13.704      $75.28     $1,031.66       3.17         3.17
02/29/88      13.704     0.0000     0.00        $78.47     0.000      13.704      $78.47     $1,075.37       4.24         7.54
03/31/88      13.704     0.4000     5.48        $74.30     0.074      13.778      $74.30     $1,023.71      -4.80         2.37
04/30/88      13.778     0.0000     0.00        $74.62     0.000      13.778      $74.62     $1,028.12       0.43         2.81
05/31/88      13.778     0.0000     0.00        $75.54     0.000      13.778      $75.54     $1,040.79       1.23         4.08
06/30/88      13.778     0.4000     5.51        $78.65     0.070      13.848      $78.65     $1,089.15       4.65         8.92
07/31/88      13.848     0.0000     0.00        $78.16     0.000      13.848      $78.16     $1,082.37      -0.62         8.24
08/31/88      13.848     0.0000     0.00        $75.99     0.000      13.848      $75.99     $1,052.32      -2.78         5.23
09/30/88      13.848     0.4000     5.54        $78.39     0.071      13.919      $78.39     $1,091.09       3.68         9.11
10/31/88      13.919     0.0000     0.00        $79.79     0.000      13.919      $79.79     $1,110.58       1.79        11.06
11/30/88      13.919     0.0000     0.00        $77.92     0.000      13.919      $77.92     $1,084.55      -2.34         8.46
12/30/88      13.919     6.8500    95.34        $72.35     1.318      15.237      $72.35     $1,102.37       1.64        10.24


No annualization is made. Computation for the twelve months ended December 31, 1988.

                              Calculation of Yield
                         State Street Investment Trust

           The annualized yield based on the month of October 1989 was calculated according to the following formula:

                        a - b    6
            YIELD = 2[( ----- +1) -1]
                         cd

Where:
            a = dividends and interest earned during the period

            b = expenses accrued for the period

            c = the average daily number of shares outstanding
                during the period that were entitled to receive dividends

            d = the maximum offering price per share on the last day of the month

Therefore:

                        1,498,024 - 227,103      6
            YIELD = 2[(---------------------- +1)  -1]
                         6,513,709 x 94.80

                  = 2.48%

           See "Calculation of Performance Data" in the Statement of Additional Information for a description of how interest earned ("a" above) is calculated.

           Average daily number of shares outstanding ("c" above) is calculated by summing the shares entitled to receive dividends on each day of the month and dividing the total by the number of days in the month.

                        Calculation of Distribution Rate
                         State Street Investment Trust

           The distribution rate is calculated by annualizing the latest per-share distribution from ordinary income and dividing the result by the maximum offering price per share as of the end of the period to which the distribution relates.

           The computation for the quarter ended September 30, 1989 is as follows:

                       .40(a) x 4 = 1.60/95.94(b) = 1.67%

     (a)  quarterly distribution rate for the quarter ended September 30, 1989

     (b) net asset value at September 30, 1989 ($91.62) multiplied by maximum sales charge (100/95.5) = $95.94